LivePerson Announces Third Quarter 2018 Financial Results

-- Raises Revenue Guidance after Record Third Quarter Revenue and 14% Year-over-Year Growth --

-- Strong Quarter of Demand Generation, with Three Seven-Figure Deals Signed --

-- First Customer Reaches Goal on LiveEngage, No Longer Forcing Consumers to Call 1-800 Numbers --

-- Revises Earnings Guidance to Reflect Acquisitions of Two Early Stage Growth Companies and Landmark Customer Summit --

NEW YORK, November 8, 2018 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of conversational commerce solutions, today announced financial results for the third quarter ended September 30, 2018.

Third Quarter Highlights
Total revenue was $64.2 million for the third quarter of 2018, an increase of 14% as compared to the same period last year. Within total revenue, business operations revenue for the third quarter of 2018 increased 14% year over year to $59.3 million, and revenue from consumer operations increased 12% year over year to $4.9 million

Total deals signed in the quarter increased nearly 40% year over year, driven primarily by new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer increased more than 25% in the third quarter to greater than $270,000, up from greater than $215,000 in the equivalent prior year period.

"In 2016, we introduced the world to the idea that consumers could message a brand just like friends and family,” said LivePerson CEO and founder, Rob LoCascio. "Now, just two years later, our initial goal for LiveEngage is being realized, as our first customer eliminated the call center "runaround," no longer forcing consumers to call a 1-800 number and talk to an IVR. Further, by year end, we expect more than 30% of our enterprise customers to be messaging on LiveEngage, with nearly 50% of those conversations touched by automation, positioning LiveEngage as an industry leading AI platform. Our goal is to make LiveEngage the digital contact platform of the future, replacing not just calls, but also the emails, websites and apps that have never delivered the answers consumers wanted or the self-service and sales for which brands hoped."

"Another strong quarter of demand generation, mid-teens revenue growth and strengthening key metrics, validate LivePerson's leadership in Conversational Commerce and our ability to tap into a substantially larger addressable market with LiveEngage," added CFO Chris Greiner. "T-Mobile's recent "un-carrier" move around their Teams of Experts highlights the transformation that we are helping to drive, and we had the opportunity to showcase this landmark event at a customer summit in October. LivePerson's recent acquisitions of Conversable and AdvantageTec are expected to build on this momentum, providing key talent and technologies specialized for Conversational Commerce."
Customer Expansion
During the third quarter, the Company signed contracts with the following new customers:

•	One of the largest telcos in the U.S.

•	One of the world's largest insurance brands

•	A Fortune 100 multinational financial institution

•	One of the largest airports in Southeast Asia

•	A leading consumer credit company in Europe
The Company also expanded business with:

•	One of the largest telcos in the U.S.

•	One of the 10 largest telcos in the world

•	A leading home improvement retailer in the U.S.

•	One of Australia's largest financial institutions

•	A leading global developer of financial and tax preparation software

Net Loss and Adjusted Net Income
Net loss for the third quarter of 2018 was $7.0 million or $0.12 per share, as compared to a net loss of $1.3 million or $0.02 per share in the third quarter of 2017. Adjusted net income for the third quarter of 2018 was $1.6 million or $0.02 per share, as compared to adjusted net income of $3.0 million or $0.05 per share in the third quarter of 2017. Adjusted net income excludes amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments.
Net loss in the third quarter of 2018 included non-recurring expenses of $2.3 million ($0.04 per share), primarily associated with IP litigation, consulting services and severance. The third quarter of 2017 net loss included non-recurring expenses of $1.6 million ($0.03 per share) primarily associated with IP litigation.
Adjusted EBITDA
Adjusted EBITDA for the third quarter of 2018 was $5.8 million or $0.09 per share, as compared to $7.5 million or $0.13 per share in the third quarter of 2017. Adjusted EBITDA excludes provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $66.4 million at September 30, 2018, as compared to $57.6 million at year-end 2017.
Financial Expectations
The Company raised its 2018 revenue guidance to reflect better than expected year-to-date results and anticipation of continued strong returns on its growth investments. The Company now expects 2018 revenue in a range of $248.0 million to $250.0 million, up from previous guidance of $245.5 million to $247.5 million. Updated guidance implies year-over-year growth of 14% at the midpoint, demonstrating continued acceleration.

The Company also updated 2018 adjusted EBITDA guidance to a range of $18 to $20 million, from $22 to $25 million. This revision primarily reflects three new investments. The first two are the acquisitions of Conversable and AdvantageTec, early stage growth companies that are in investment mode. The third is tied to the significant upsizing of a fourth quarter global customer event after T-Mobile offered the opportunity to share the details behind their most recent Un-Carrier Move. Customer events such as these are material influencers of pipeline for LivePerson.

The Company's detailed financial expectations are as follows:

Fourth Quarter 2018

Guidance
Revenue (in millions)	$63.9 - $65.9
GAAP net loss per share	$(0.18) - $(0.14)
Adjusted net income per share	$0.01 - $0.03
Diluted adjusted EBITDA per share	$0.07 - $0.10
Adjusted EBITDA (in millions)	$4.2 - $6.2
Fully diluted share count	63.3 million

Full Year 2018

	Updated Guidance	Previous Guidance
Revenue (in millions)	$248.0 - $250.0	$245.5 - $247.5
GAAP net loss per share	$(0.49) - $(0.45)	$(0.38) - $(0.32)
Diluted adjusted net income per share	$0.05- $0.07	$0.10 - $0.14
Diluted adjusted EBITDA per share	$0.29 - $0.32	$0.36 - $0.41
Adjusted EBITDA (in millions)	$18.0 - $20.0	$22.0 - $25.0
Fully diluted share count	61.4 million	61.0 million

Other Full Year 2018 Assumptions

•	Estimated non-recurring expenses of $11.9 million ($0.21 per share) primarily tied to IP litigation, severance and restructuring

•	Amortization of purchased intangibles of approximately $3.0 million

•	Stock-based compensation expense of approximately $15.0 million

•	Depreciation of approximately $14.0 million

•	Cash taxes paid of $2.0 million to $4.0 million. Adjusted tax rate of approximately 25%. A GAAP tax liability of approximately $3.5 million to $3.7 million.

•	Capital expenditures of approximately $17.0 million

Furthermore, as a percent of revenue for the year, excluding non-recurring expenses discussed above, we anticipate gross profit to be approximately 75.0%, sales and marketing 41.5%, R&D 22.5% and G&A at 15.0%.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of revenue	$220	$108	$604	$301
Sales and marketing	1,472	576	3,731	1,984
General and administrative	1,368	622	3,390	2,058
Product development	1,014	537	2,613	1,760
Total	$4,074	$1,843	$10,338	$6,103

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cost of revenue	$285	$639	$859	$2,556
Amortization of purchased intangibles	424	470	1,272	1,412
Total	$709	$1,109	$2,131	$3,968

Supplemental Third Quarter 2018 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2018 on the investor relations section of the Company’s web site at http://www.liveperson.com/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its third quarter 2018 financial results during a teleconference today, November 8, 2018. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "9837217."
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "9837217." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.

About LivePerson
LivePerson makes life easier by transforming how people communicate with brands. Our 18,000 customers, including leading brands like Citibank, HSBC, Orange, and The Home Depot, use our conversational commerce solutions to orchestrate humans and AI, at scale, and create a convenient, deeply personal relationship — a conversational relationship — with their millions of consumers. For more information about LivePerson (NASDAQ: LPSN), please visit www.liveperson.com.

Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges; and adjusted net income, or net income excluding amortization, stock-based compensation, restructuring costs, acquisition costs, deferred tax asset valuation allowance, other non-recurring charges and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

A reconciliation of non-GAAP financial information to GAAP financial information is not a financial measure under generally accepted accounting principles (GAAP). In addition, non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the market for digital engagement technology; our ability to retain existing clients and attract new clients; potential adverse impact due to foreign currency exchange rate fluctuations; privacy concerns relating to the Internet that could result in new legislation or negative public perception; risks related to new regulatory or other legal requirements that could materially impact our business; our ability to effectively operate on mobile devices; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; the adverse effect that the global economic downturn may have on our business and results of operations; economic conditions and regulatory changes caused by the United Kingdom’s likely exit from the European Union; our ability to retain key personnel, attract new personnel and to manage staff attrition; risks related to the ability to successfully integrate past or potential future acquisitions; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; potential failure to meeting service level commitments to certain customers; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; errors, failures or “bugs” in our products may be difficult to correct; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; payment-related risks; delays in our implementation cycles; impairments to goodwill that result in significant charges to earnings; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; our ability to maintain our reputation; risks related to our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; changes in accounting principles generally accepted in the United States; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$64,213	$56,493	$184,114	$161,486

Costs and expenses:
Cost of revenue	15,689	14,541	45,679	43,456
Sales and marketing	26,748	21,603	76,271	66,695
General and administrative	11,972	10,398	33,594	30,528
Product development	13,484	9,726	40,955	29,011
Restructuring costs	722	—	2,806	2,315
Amortization of purchased intangibles	424	470	1,272	1,412
Total costs and expenses	69,039	56,738	200,577	173,417

Loss from operations	(4,826)	(245)	(16,463)	(11,931)

Other (expense) income, net	(213)	191	(53)	412

Loss before provision for income taxes	(5,039)	(54)	(16,516)	(11,519)

Provision for income taxes	2,004	1,256	2,051	3,000

Net loss	$(7,043)	$(1,310)	$(18,567)	$(14,519)

Net loss per share of common stock:
Basic	$(0.12)	$(0.02)	$(0.32)	$(0.26)
Diluted	$(0.12)	$(0.02)	$(0.32)	$(0.26)

Weighted-average shares used to compute net loss per share:
Basic	60,014,246	56,524,990	58,667,289	56,153,428
Diluted	60,014,246	56,524,990	58,667,289	56,153,428

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
Reconciliation of Adjusted EBITDA (1):
GAAP net loss	$(7,043)		$(1,310)		$(18,567)		$(14,519)
Add/(less):
Amortization of purchased intangibles	709		1,109		2,131		3,968
Stock-based compensation	4,074		1,843		10,338		6,103
Depreciation	3,557		3,179		10,343		9,017
Other non-recurring costs	1,608	(2)	1,640	(3)	4,646	(4)	4,998	(3)
Restructuring costs	722	(5)	—		2,806	(6)	2,315	(7)
Provision for income taxes	2,004		1,256		2,051		3,000
Other expense (income), net	213		(191)		53		(412)
Adjusted EBITDA (1)	$5,844		$7,526		$13,801		$14,470
Diluted adjusted EBITDA per common share	$0.09		$0.13		$0.23		$0.26

Weighted average shares used in diluted adjusted EBITDA per common share	62,506,097		57,780,178		60,888,310		56,685,128

Reconciliation of Adjusted Net Income:
Pre-tax GAAP loss	$(5,039)		$(54)		$(16,516)		$(11,519)
Add/(less):
Amortization of purchased intangibles	709		1,109		2,131		3,968
Stock-based compensation	4,074		1,843		10,338		6,103
Other non-recurring costs	1,608	(2)	1,640	(3)	4,646	(4)	4,998	(3)
Restructuring costs	722	(5)	—		2,806	(6)	2,315	(7)
Pre-tax adjusted net income	2,074		4,538		3,405		5,865
Income tax effect of non-GAAP items (8)	(519)		(1,588)		(851)		(2,053)
Adjusted net income	$1,555		$2,950		$2,554		$3,812
Diluted adjusted net income per common share	$0.02		$0.05		$0.04		$0.07

Weighted average shares used in diluted adjusted net income per common share	62,506,097		57,780,178		60,888,310		56,685,128

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

(2) Includes litigation costs of $1.1 million and consulting costs of $0.5 million for the three months ended September 30, 2018.
(3) Includes litigation costs of $1.6 million and $5.0 million for the three and nine months ended September 30, 2017, respectively.
(4) Includes litigation costs of $3.2 million, consulting costs of $0.9 million, executive recruitment costs of $0.3 million, and executive relocation costs of $0.2 million for the nine months ended September 30, 2018.

(5) Includes severance costs of $0.1 million and other compensation related costs of $0.6 million for the three months ended September 30, 2018.
(6) Includes severance costs of $2.2 million and other compensation related costs of $0.6 million for the nine months ended September 30, 2018.
(7) Includes wind down costs of legacy platform of $1.9 million and severance costs of $0.4 million for the nine months ended September 30, 2017.
(8) The Company applies a standardized tax rate of 25% for the three and nine months ended September 30, 2018. The Company applied a standardized tax rate of 35% for the three and nine months ended September 30, 2017.

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP - (continued)
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Reconciliation of Net Cash (Used In) Provided By Operating Activities:
Adjusted EBITDA (1)	$5,844	$7,526	$13,801	$14,470
Add/(less):
Changes in operating assets and liabilities	(9,209)	(9,505)	(20,106)	(10,425)
Provision for doubtful accounts	464	405	1,326	1,363
Provision for income taxes	(2,004)	(1,256)	(2,051)	(3,000)
Deferred income taxes	138	836	179	823
Amortization of tenant allowance	(121)	(42)	(204)	(125)
Other (expense) income, net	(213)	191	(53)	412
Net cash (used in) provided by operating activities	$(5,101)	$(1,845)	$(7,108)	$3,518

(1) Earnings/(loss) before provision for (benefit from) income taxes, other (income)/expense, net, depreciation and amortization, stock-based compensation, restructuring costs, acquisition costs and other non-recurring charges.

LivePerson, Inc.
Reconciliation of Projected Non-GAAP Financial Information to GAAP
(In Thousands)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2018
Reconciliation of Projected Adjusted EBITDA: (1)
GAAP net loss	$(12,500) - $(10,300)	$(31,100) - $(28,900)
Add/(less):
Amortization of purchased intangibles	800	3,000
Stock-based compensation	5,000	15,200
Depreciation	3,400	13,700
Other non-recurring costs	5,600	13,000
Other income	—	100
Provision for income taxes	1,900 - 1,700	4,100 - 3,900
Adjusted EBITDA	$4,200 - $6,200	$18,000 - $20,000

Reconciliation of Projected Adjusted Net Income: (1)
Pre-tax GAAP loss	$(10,600) - $(8,600)	$(27,100) - $(25,100)
Add/(less):
Amortization of purchased intangibles	800	3,000
Stock-based compensation	5,000	15,200
Other non-recurring costs	5,600	13,000
Pre-tax adjusted income	800 - 2,800	4,100 - 6,100
Non-GAAP income tax effect	(200) - (700)	(1,000) - (1,500)
Adjusted net income	$600 - $2,100	$3,100 - $4,600

(1) Certain items may not total due to rounding.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,351	$56,115
Cash held as collateral	—	1,451
Accounts receivable, net	51,727	37,926
Prepaid expenses and other current assets	18,722	7,352
Total current assets	136,800	102,844

Property and equipment, net	39,788	34,705
Intangibles, net	13,249	12,366
Goodwill	85,467	80,531
Deferred tax assets	732	753
Other assets	1,818	1,600
Total assets	$277,854	$232,799

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,603	$5,481
Accrued expenses and other current liabilities	41,124	48,011
Deferred revenue	56,117	35,563
Total current liabilities	103,844	89,055

Deferred revenue	2,067	—
Other liabilities	3,972	2,766
Deferred tax liability	1,073	915
Total liabilities	110,956	92,736

Commitments and contingencies
Total stockholders' equity	166,898	140,063
Total liabilities and stockholders' equity	$277,854	$232,799

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com